UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 14, 2006

                                BEXIL CORPORATION
             (Exact name of registrant as specified in its charter)

                               Maryland 001-12233
                (State of Incorporation) (Commission File Number)

                                   13-3907058
                        (IRS Employer Identification No.)

                   11 Hanover Square, New York, New York 10005
               (Address of principal executive offices) (Zip Code)

                                  212-785-0400
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|    Written communications pursuant to Rule 425 under the Securities Act

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 4.02  Non-Reliance on Previous Issued Financial Statements or Related Audit
           Report or Completed Interim Review.

(a) On August 14, 2006, Bexil Corporation (the "Company") inadvertently filed its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2006 (the "Report") before all pending edits and reviews were completed. Because the edits and review procedures had not been completed and further changes in the financial statements were necessitated because of such reviews, the Company's Chief Financial Officer determined that the Company's financial statements as of June 30, 2006 and for the three and six months ended June 30, 2006 and June 30, 2005 contained in the Report as filed should not be relied upon. The Company's Chief Financial Officer alerted the Audit Committee of the Company's Board of Directors of the inadvertent filing on August 16, 2006.

     On August 16, 2006, the Audit Committee discussed with the Company's management the above referenced matters.

     On August 16, 2006, the Company's Chief Financial Officer also alerted Tait, Weller & Baker LLP ("Tait"), the Company's independent auditor, of the inadvertent filing and discussed with it the additional edits and review procedures that were required and the steps required to be taken as a result of the inadvertent filing.

     As a result of the discussions with the Audit Committee and Tait, the Company's management concluded that the filing of this Current Report on Form 8-K was necessary, along with the filing of an amended Quarterly Report on Form 10-QSB/A, after the additional edits and review procedures could be completed. The Company is filing such amended Quarterly Report on Form 10-QSB/A simultaneously herewith.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BEXIL CORPORATION


                                            /s/  THOMAS O'MALLEY
                                            Thomas O'Malley
                                            Chief Financial Officer

Date: August 16, 2006